EXHIBIT 32

In connection with the Annual Report of EFT Holdings, Inc. (the “Company”) on Form 10-K for the period ended March 31, 2011 as filed with the Securities and Exchange Commission (the “Report”), Jack Jie Qin, the Principal Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

August 23, 2011	/s/ Jack Jie Qin
Jack Jie Qin, Principal Executive Officer

In connection with the Annual Report of EFT Holdings, Inc. (the “Company”) on Form 10-K for the period ended March 31, 2011 as filed with the Securities and Exchange Commission (the “Report”), Jeffery Cheung, the Principal Financial and Accounting Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

August 23, 2011	/s/ Jeffery Cheung
Jeffery Cheung, Principal Financial and Accounting Officer